UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2012

______________

AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets

As previously disclosed, on May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC, a Nevada limited liability company, with no affiliation with the Company, and Ms. Mary Beth Gearhart (formerly Fasano), its president. The letter agreement provided that the Company would obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com” and “seenontv.com”. On June 28, 2012, the Company finalized an asset purchase agreement with Seen on TV, LLC, completing the acquisition of the assets in consideration of (i) additional $1,560,000 in cash, (ii) issuance of an additional 250,000 shares of restricted common stock, (iii) issuance of 250,000 common stock purchase warrants, exercisable at $0.64 per share for three years from issuance, (iv) modifying the exercise price of the 50,000 common stock purchase warrants issued under the binding letter agreement in May 2011 from $7.00 per share to $1.00 per share and extending the term of the warrants, and (v) making five annual payments of $10,000 per year to a charitable organization designated by Seen on TV. The Company agreed that so long as the seller owns at least 250,000 common shares received under the asset purchase agreement, if the Company were to issue additional shares of common stock, the seller will be entitled to receive additional shares sufficient to maintain its proportional ownership in the Company. This transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore will be accounted for as an asset purchase.

In addition to the assets disclosed above, the Company also paid $7,000 for the use of the URL “asseenontv.co.uk.”

A copy of the asset purchase agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the asset purchase agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 3.02

Unregistered Sales of Equity Securities.

See Item 2.01 of this Current Report on Form 8-K, which item is incorporated by reference, in connection with the asset purchase agreement and the securities issued in connection therewith.  The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption.

Item 8.01

Other Events.

On July 2, 2012, the Company issued a press release announcing the completion of the asset purchase agreement. A copy of the press release is attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
10.1	Asset Purchase Agreement dated June 28, 2012
99.1	Press Release dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	Chief Executive Officer

Dated: July 5, 2012